Exhibit 23(a)
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration statement for the 1995 Long-Term Stock Incentive Plan of Global DirectMail Corp on Form S-8 of the report of Deloitte & Touche LLP dated February 7, 1996, appearing in the Annual Report on Form 10-K of Global DirectMail Corp for the year ended December 31, 1995.

                                        /s/ Deloitte & Touche LLP
                                        -------------------------
                                        DELOITTE & TOUCHE LLP
                                        New York, New York
                                        February 5, 1997